EXHIBIT 10a1

                      AMENDMENT TO THE FORTUNE BRANDS, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



          Section 6(d) of the Fortune Brands, Inc. Non-employee Director Stock Option Plan is hereby amended in its entirety as follows:

              (d) No Option or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option may be transferred by gift to any member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members to the extent permitted in the applicable Option Agreement. During the lifetime of the Participant, an Option shall be exercisable only by the Participant unless it has been transferred to a member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren.